Exhibit 107

Calculation of Filing Fee Table

Form S-3
(Form Type)

Agilysys, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)(2)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Carry Forward Securities
Equity	Common Stock, without par value	415 (a)(6)	1,735,457	$—	$43,542,616.13	$—	—	S-3	333-248273	September 14, 2020	$5,651.83
Total Offering Amounts (Carry Forward Securities)							—
Total Fees Previously Paid							—
Total Fee Offsets							—
Net Fee Due							—

(1)

The shares of Common Stock will be offered for resale by the selling stockholder named in the prospectus included as part of this registration statement. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares of Common Stock as may be issuable with respect to the Common Stock being issued hereunder as a result of a stock split, stock dividend or similar event.

(2)

This registration statement registers the resale of an aggregate of 1,735,457 shares of Common Stock issued or issuable upon conversion of 1,735,457 shares of Convertible Preferred Stock issued to the selling stockholder (the “Carry Forward Shares”) that are currently registered and remain unsold under the registration statement on Form S-3 (File No. 333-248273) previously filed by the registrant and declared effective by the Securities and Exchange Commission on September 14, 2020 (the “Prior Registration Statement”). The Common Stock is issuable upon conversion on a one-for one basis, subject to adjustment.

The registrant previously paid a filing fee of $5,651.83 (based on fee rates previously in effect) with respect to the registration for resale by the selling stockholder of the Carry Forward Shares on the Prior Registration Statement. Pursuant to Rule 415(a)(6) of the Securities Act, such previously paid registration fee will continue to be applied to such unsold securities set forth in the preceding sentence. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.